UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2017 (August 24, 2017)

National Art Exchange, Inc.

(Formerly Known as Tianhe Union Holdings Limited)

(Exact name of registrant as specified in its charter)

Nevada	333-199967	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24Fl, Unit 24196

New York NY 10080

(Address of Principal Executive Offices)

+646-512-5855

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective August 24, 2017, Qiliang Zheng resigned as the President, Chief Executive Officer (“CEO”) and the chairman (the “Chairman”) of Board of Directors (the “Board”) of National Art Exchange, Inc., a Nevada corporation (the “Company”). The Board accepted his resignation. The resignation was not a result of any disagreement with the Company on matters relating to its operations, policies or practices.

Effective August 24, 2017, Mr. Qingxi Meng was appointed to serve as the President, the CEO, and the Chairman of the Company. There is no arrangement or understanding between Mr. Meng and any other persons pursuant to which he was appointed as the President, the CEO, and the Chairman of the Company.

Biographical information of Mr. Meng is as follows:

Mr. Meng, age 27, has served as the manager assistant of Soooner Technology from December 2014 to August 2016. Soooner Technology is a high-tech company focusing on the development of HD video network. From October 2013 to January 2015, Mr. Meng served as a self-employed overseas purchasing agent. From July 2012 to September 2013, Mr. Meng served as the project manager assistant of MLA Technology Group, an information technology company. Mr. Meng obtained a bachelor degree in Accounting from Queens College in New York.

Mr. Meng does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Meng has entered into an executive officer agreement (the “Meng Offer Letter”) with the Company, which sets his annual compensation at $40,000 per year and establishes other terms and conditions governing his service as the President, CEO and the Chairman of the Company. The Meng Offer Letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Executive Officer and Director Offer Letter, dated August 24, 2017, by and between the Company and Qingxi Meng.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Art Exchange, Inc.

Date: August 25, 2017	By:	/s/ Qiliang Zheng
	Name:	Qiliang Zheng
	Title:	Chief Executive Officer

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